Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("Agreement') is made and entered into this 27th day of April 2018, between Ofurace, LLC ("Shareholder"), and C-Bond Systems, LLC, a Texas limited liability company ("Company") (Company and Shareholder collectively, "Parties"). WHEREAS, the Company is prepared to consummate a proposed merger with WestMountain described below; and

WHEREAS, the Shareholder and affiliates of the Shareholder are large equity owners of Company and will thus benefit from Company merging with a public entity; and

WHEREAS, the Company will provide registration rights to the Shareholder to allow the Shareholder to sell its shares in the market and the Shareholder will agree to restrict its sale of shares to allow for an orderly exit from the Company for various investors; and. NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Planned Merger. Shareholder is aware that the Company intends to enter into an agreement and plan of merger and reorganization pursuant to which the Company will merge with a wholly owned subsidiary of WestMountain Alternative Energy, Inc., a Colorado corporation ("WestMountain") (the "Merger"). The result of the Merger will be that Company will become a wholly-owned subsidiary of WestMountain, Company management and directors will become the management and directors of the Company and common units of the Company will become common stock of WestMountain (the "Merger").

2.     Registration. Company agrees to cause WestMountain to file a shelf registration statement registering 1,000,000 shares of WestMountain common stock ("Common Stock") obtained in the Merger by Shareholder (but no other shares owned by Shareholder) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical. The registration statement shall register a total of 4,100,000 shares of WestMountain Common Stock for shareholders of WestMountain, including 1,000,000 shares owned by Shareholder. The registration statement shall not include any other shares of Common Stock owned by Shareholder. Shareholder shall be treated as least as favorably under the registration statement and pursuant to any applicable registration rights agreements as any other shareholders who are getting their stock registered as described and provided above.

3.     Limitations on Resale. Shareholder agrees that Shareholder will not sell any of its Common Stock, until the registration statement described above is effective and once the registration statement is effective, the Shareholder may sell each trading day, a number of shares of Common Stock equal to no more than 15% of the average trading volume of the Company's common stock for the five trading days prior to the sale on the OTC or such national exchange as the Company's common stock may then be traded. This trading restriction applies to all shares of Common Stock owned by the Shareholder and not just those registered. Each day a new five day lookback applies. Shareholder may not carryforward any shares of Common Stock not sold on a particular day to a later day.

4.     Entire Agreement; No Oral Modifications; No Waivers. This is a single integrated Agreement expressing the Parties' entire understanding regarding the subjects it addresses. As such, it supersedes all oral and written agreements and discussions that occurred before the date hereof. This Agreement may be amended or modified only by an agreement in writing signed by an authorized representative of each Party.

5.     Applicable Law and Dispute Settlement. This Agreement shall be governed by the laws of the
State of Texas.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOURNACE, LLC
By: /s/ Bruce Rich
Name: Bruce Rich
Title: Manager

C-BOND SYSTEMS, LLC
By: /s/ Scott Silverman
Name: Scott Silverman
Title: CEO